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                                                                     EXHIBIT 5.1

                                [LETTERHEAD OF
            ZEVNIK HORTON GUIBORD MCGOVERN PALMER & FOGNANI, L.L.P]



                              _____________, 2000


Entravision Communications Corporation
2425 Olympic Boulevard, Suite 6000 West
Santa Monica, California 90404

     Re:  Entravision Communications Corporation
          Registration Statement on Form S-1
          for up to 52,900,000 of Class A Common Stock

Ladies and Gentlemen:

     We have acted as counsel to Entravision Communications Corporation, a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 46,000,000 shares (52,900,000 shares if the underwriters' over-allotment option is exercised) of the Company's Class A Common Stock (the "Shares") pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

     This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's Certificate of Incorporation and Bylaws, each as amended, and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.
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Entravision Communications Corporation
_____________, 2000
Page 2


     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of any facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                        Very truly yours,

                                        ZEVNIK HORTON GUIBORD McGOVERN
                                        PALMER & FOGNANI, L.L.P.